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                                                                  Exhibit 10.5


                         REAFFIRMATION AND AMENDMENT TO
                       GUARANTY AND SURETYSHIP AGREEMENT



    This Reaffirmation and Amendment to Guaranty and Suretyship Agreement, dated this 24th day of July, 1995, between Cooker Restaurant Corporation (the "Guarantor") and NationsBank of Tennessee, N.A., a national banking association ("NationsBank").

                                  WITNESSETH:

    WHEREAS, the Guarantor executed a certain Guaranty and Suretyship Agreement in March of 1994 (the "Guaranty and Suretyship Agreement") in favor of First Union National Bank of Tennessee ("First Union") with respect to certain Obligations (as defined therein) of G. Arthur Seelbinder and Kathleen W. Hammer (collectively, the "Borrower") to First Union, including without limitation all obligations evidenced by that certain Term Promissory Note in the original principal amount of $5,000,000 from Borrower to First Union dated as of March 9, 1994 (the "Term Promissory Note"); and

    WHEREAS, NationsBank desires to purchase from First Union the Term Promissory Note together with all collateral securing the payment of same, including without limitation the Guaranty and Suretyship Agreement executed by the Guarantor in favor of First Union, its successors and assigns; and

    WHEREAS, as a condition to purchasing the Term Promissory Note, NationsBank has required that the Guarantor execute this Reaffirmation and Amendment to Guaranty and Suretyship Agreement for the purposes of, among other things, confirming to NationsBank that the Guaranty and Suretyship Agreement follows the Term Promissory Note and will, following the negotiation and assignment of the Term Promissory Note to NationsBank, run in favor of NationsBank;

    NOW THEREFORE, in consideration of these premises, and intending to be legally bound, the parties hereto agree as follows:

    A. The Guaranty and Suretyship Agreement is hereby amended to replace First Union National Bank of Tennessee where it appears therein with NationsBank of Tennessee, N.A. The term "Bank" as used therein shall hereafter refer to NationsBank of Tennessee, N.A. rather than First Union National Bank of Tennessee.

    B. The Guarantor hereby confirms to NationsBank that the Guaranty and Suretyship Agreement is in full force and effect, and may be relied upon by NationsBank in acquiring the Term Promissory Note from First Union. Guarantor further acknowledges that NationsBank and Borrower intend to make certain amendments to the Loan Documents previously executed between Borrower and First Union, including without limitation the following:

         1. Releasing as collateral for the Term Promissory Note the real estate owned by Borrower in Palm Beach County, Florida;

         2. Extending the term of the Term Promissory Note an additional twenty-four months; and

         3. Changing the payment schedule of the Term Promissory Note from quarter annual installments of interest only to annual installments of interest only, with no principal due until maturity;
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         4. Cross-defaulting the Term Promissory Note with indebtedness now or hereafter owed by Guarantor to any bank, insurance company or other financial institution: and

         5. Modifying certain provisions of the Loan Agreement between Borrower and Bank.

While consenting to the foregoing modifications and acknowledging that it has had a full opportunity to review the Loan Documents as negotiated to NationsBank and thereafter modified, Guarantor also covenants and agrees with NationsBank that Guarantor shall not by implication, express or otherwise, be entitled to hereafter review or approve any subsequent modification(s) to the Loan Documents. Guarantor confirms that the Guaranty and Suretyship Agreement is a continuing, absolute and unconditional (except as set forth in paragraph
5.7 thereof) suretyship, and cannot be released, discharged, or in any way affected by any of the matters set forth in paragraph 2.1 thereof or otherwise.

    C. Bank acknowledges the provisions of paragraph 5.7 of the Guaranty and Suretyship Agreement and agrees to be bound thereby. Further, Bank agrees to apply any proceeds from the liquidation of the Pledged Shares to the Note prior to applying any such proceeds to any other note or obligation which Borrower now or hereafter owes to Bank.

    D. Guarantor warrants and represents to Bank that the Guaranty and Suretyship Agreement as herein modified is in full force and effect, and shall not be further modified except by an instrument in writing signed by all the parties hereto. This Guaranty and Suretyship Agreement is binding on Guarantor, its successors and assigns, and shall continue to be governed by the laws of the state of Tennessee.

    IN WITNESS WHEREOF, this Reaffirmation and Amendment to Guaranty and Suretyship Agreement has been executed as of the day and date first above written.


Sworn to and subscribed to              COOKER RESTAURANT CORPORATION
before me this 24th day of
July, 1995.

                                        By: /s/Phillip L. Pritchard
                                           --------------------------------
/s/Tammy C. Foster-Johnson              Its: President
--------------------------------            -------------------------------
                Notary Public

My Commission Expires:  May 23, 1993


Sworn to and subscribed to              NATIONSBANK OF TENNESSEE, N.A.
before me this 28th day of
July, 1995.

                                        By: /s/Margaret C. Craig
                                           --------------------------------
/s/Mary C. Ward                         Its:  Vice President
--------------------------------            -------------------------------
                Notary Public

My Commission Expires:  9-27-97





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